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                                                                   Exhibit 10.43


                                                                  EXECUTION COPY


                 ASSEMBLY AND TEST SERVICES AGREEMENT (ONYANG)

         This Assembly and Test Services Agreement ("Agreement") is made and entered into this 13th day of April 1999 (the "Effective Date") by and between Samsung Electronics Co., Ltd., a corporation organized under the laws of the Republic of Korea ("Samsung"), and Fairchild Korea Semiconductor Ltd., a corporation organized under the laws of the Republic of Korea ("Fairchild"). Either Samsung or Fairchild may be referred to herein as a "Party" or together as the "Parties," as the case may require.

                                    RECITALS

         WHEREAS, Samsung and Fairchild Semiconductor Corporation have entered into a certain business transfer agreement dated as of December 20, 1998 ("Business Transfer Agreement") and Fairchild Semiconductor Corporation has assigned its rights thereunder to Fairchild, pursuant to which Fairchild will acquire all of the Conveyed Assets and assume all of the Assumed Liabilities (each as defined in the Business Transfer Agreement) upon the terms and conditions set forth in the Business Transfer Agreement; and

         WHEREAS, the Parties hereto desire to enter into an agreement as contemplated and required by the Business Transfer Agreement whereby Samsung will provide certain assembly and test services to Fairchild at its Onyang, Korea facilities following the Closing (as defined in the Business Transfer Agreement), in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the execution and delivery of this Agreement is required by the Business Transfer Agreement and is a condition to the closing of the transactions contemplated thereunder.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein, the Parties hereto, intending to be legally bound hereby, do agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such term in the Business Transfer Agreement.

         "Device(s)" shall mean Fairchild's discretes and integrated circuits to be assembled and/or tested by Samsung hereunder.

         "Die(s)" shall mean the silicon die material, consigned by Fairchild to Samsung in
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wafer form, from which Devices are assembled.

          "Facilities" shall mean Samsung's assembly and test facilities, located either at Onyang, Korea or at any subcontractor's workplace.

          "Past Practices" shall mean the practices of Samsung's assembly and testing services division at the Facilities and the Business occurring during calendar year 1998, including, without limitation, practices relating to SPC data, yield data, 8D reports, technical analysis, PQA support, failure analysis, quality surveys and customers.

                                   ARTICLE II
                              GENERAL REQUIREMENTS

         Section 2.1 General Requirements

                  (a) Samsung shall provide assembly and test services hereunder consistent with Past Practices at the Facilities.

                  (b) Fairchild shall consign to Samsung, free of charge, Dies consistent with Past Practices and Fairchild's technical specifications on a CIF Onyang, Korea Facilities basis. Samsung shall not be liable for any defective Device to the extent such defect is a result of a defective Die supplied by Fairchild.

                                   ARTICLE III
                      PACKAGE/PROCESS CHANGES NOTIFICATION

         Section 3.1 Package/Process Changes Notification

                  (a) If Samsung proposes to make any change affecting the assembly processes, materials and/or suppliers affecting the Devices, Samsung shall provide at least thirty (30) days prior written notice to Fairchild of the intended change for Fairchild's consent, which shall not be unreasonably withheld or delayed. Samsung shall be responsible for any cost increase arising from any such change. Fairchild shall not be responsible for any loss incurred as a result of Samsung's failure to timely provide notification of such change.

                  (b) Fairchild shall provide at least thirty (30) days prior written notice to Samsung of any proposed change in Die design, layout modification, fabrication process, test programs or other changes which may impact upon Samsung's processing, handling or assembly of Devices. Fairchild shall be responsible for any cost increase arising from any such change. Samsung shall not be responsible for any assembly or test loss incurred as a result of Fairchild's failure to provide timely notification of such change.

                  (c) Subject to the business requirements of both Parties, the Parties agree to use their Best Efforts, consistent with Past Practices, to promptly accommodate requests for urgent services or deliveries hereunder.



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                  (d) Fairchild reserves the right to make changes to the
specifications that reflect improvements, developments or other technically desired changes in the Devices. Fairchild shall notify Samsung of such requested changes and Samsung shall respond within thirty (30) working days regarding the feasibility, schedule and anticipated costs of implementing such change orders. Once the Parties have agreed in writing to the engineering changes, schedule and prices thereof, Samsung shall promptly take all measures required to incorporate such change orders into the Devices. If either Samsung or Fairchild desires to make any changes to the specifications, that Party shall notify the other Party in writing and negotiate the changes in good faith, including any changes in prices required by such modifications. A modification to any of the foregoing will be binding only when a writing to which such modification is attached and has been signed by both Parties.

                                   ARTICLE IV
                             INSPECTION AND WARRANTY

         Section 4.1 Inspection. Fairchild shall inspect the Devices within five (5) days after delivery at its facility. Upon completion of such inspection, Fairchild shall promptly report any damaged or defective Device in any shipment. Fairchild reserves the right to reject any damaged or defective Device.

         Section 4.2 Express Warranty. Samsung warrants that the services provided to Fairchild hereunder shall conform to all applicable specifications and processes (or, in the absence of specifications, generally accepted industry standards) consistent with Past Practices for assembly and/or test services and shall be free from defects in material and Samsung's workmanship. Such warranty, however, shall not apply to the design or operation of the Fairchild supplied Dies incorporated in the Devices. This warranty is limited to a period of one
(1) year from the date of delivery to Fairchild. If, during the one year period:

                  (a) Samsung is notified promptly upon discovery in writing by a reasonably detailed description of any such defect in any Device; and

                  (b) Samsung, upon being reasonably satisfied with such description, requests Fairchild to return such Device, and Fairchild returns such Device to the Facilities at Fairchild's expense for inspection; and

                  (c) Samsung's examination reveals that the Device is defective, or if the Device is indeed defective, and the Device DOES NOT MEET THE APPLICABLE specifications or is defective in materials or Samsung's workmanship and such problems are not caused by accident, abuse, misuse, neglect, improper storage, handling, packaging or installation, repair, alteration or improper testing or use by someone other than Samsung, then Samsung shall promptly credit Fairchild for such defective Device. Samsung shall reimburse Fairchild for the transportation charges paid by Fairchild in returning such defective Devices to Samsung. If such defective Devices were caused by defective Die(s) supplied by Fairchild, Samsung shall be free from any liabilities.


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         Section 4.3 Disclaimer. THE WARRANTY SET FORTH IN SECTION 4.2
CONSTITUTES SAMSUNG'S EXCLUSIVE LIABILITY, AND FAIRCHILD'S EXCLUSIVE REMEDY, FOR ANY BREACH OF WARRANTY. EXCEPT AS SET FORTH IN SECTION 4.2, SAMSUNG MAKES AND FAIRCHILD RECEIVES NO WARRANTIES ON THE SERVICES PERFORMED HEREUNDER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SAMSUNG SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                    ARTICLE V
                              FORECASTS AND ORDERS

         Section 5.1 Forecast. (a) All forecasts and demand for assembly and testing services shall be consistent with Past Practices. Fairchild shall provide a three (3) month rolling forecast to Samsung no later than ten (10) days prior to the end of each month in terms of the volume of Dies and Devices, respectively. In the event that actual orders from Fairchild for any given first month of the forecast do not meet, in volume, the most recent forecast provided by Fairchild for such month (the "Minimum Monthly Commitment"), Fairchild shall, within thirty (30) days after the end of such month, pay to Samsung an amount equal to the product of (x) the number of additional Devices which, if ordered, would have satisfied the Minimum Monthly Commitment, multiplied by (y) the price per Device, minus material costs, that Fairchild would have been obligated to pay for the provision of assembly and testing services hereunder.

                  (b) Fairchild may change the forecast for any month in accordance with the following table, provided that the maximum request of Fairchild shall not exceed the assembly and test capacity of the Facilities provided in accordance with Past Practices. Any changes outside of those permitted under the following table must be by written agreement of the Parties.

                    Monthly Period in
                    the Forecast                                     Permitted Changes
                    -----------------                                -----------------
                    First                                            No change permitted
                    Second                                           +/- 10%
                    Third                                            +/- 15%

          Section 5.2 Orders. All requests for assembly and test services between Samsung and Fairchild shall be initiated by Fairchild's issuance of written service request orders with reasonable lead time sent by either registered mail or facsimile followed by mail. Such service request orders shall be submitted to Samsung on or before the tenth (10th) day prior to the end of each month, describing the quantity and type of the products and shipping and invoicing instructions requested by Fairchild for delivery the following month. By written agreement of the Parties, service request orders may also be sent and acknowledged by electronic data exchange or other mutually satisfactory system. In the event of any conflict between the terms and conditions of this Agreement and either Party's service request order, acknowledgment, or similar forms, the Parties shall resolve such conflict in good faith.



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         Section 5.3 Assured Capacity. Samsung shall dedicate assembly and test capacity at the Facilities in accordance with Past Practices.

         Section 5.4 Minimum Annual Order Volume. Annual orders from Fairchild of Devices utilizing the packaging types set forth on Schedule 5.4 hereto shall exceed eighty (80) percent, in volume, of the aggregate assembly and test capacity of the Facilities set forth in Schedule 5.4 hereto. In the event that annual orders from Fairchild do not exceed eighty (80) percent, in volume, of such capacity, Fairchild shall, within thirty (30) days after the end of such annual period, pay to Samsung an amount equal to the revenue which would have been achieved had eighty (80) percent of the capacity been utilized, less an amount reflecting variable costs attributable to such unutilized capacity.

                                   ARTICLE VI
                               PRICES AND PAYMENT

          Section 6.1 Prices. (a) Set forth in Schedule 6.1 hereto are the prices, expressed in U.S. Dollars and subject to Section 6.1 (b), that Fairchild shall pay to Samsung for assembly and test services hereunder during the term of this Agreement. Such prices are on an EX WORKS Onyang, Korea Facilities basis. The Parties acknowledge and agree that the prices in Schedule
6.1 hereto reflect the sum of Samsung's standard manufacturing costs, material costs, interest and general and administrative expenses for the assembly and test services hereunder in Korean Won, such costs, interest and expenses being converted into U.S. Dollars at the exchange rate of 1200 Korean Won: 1 U.S. Dollar.

                    (b) After the first anniversary of the Effective Date, the prices set forth in Schedule 6.1 shall be reduced by 5% (the "Second Year Prices") and after the second anniversary of the Effective Date, the Second Year Prices shall be reduced by 5%. Any adjustment hereunder shall apply to the prices beginning with the first calendar month following the first and second anniversary of the Effective Date, respectively.

          Section 6.2 PAYMENT. Prices shall be paid in U.S. Dollars by telegraphic transfer. Payment terms are net thirty (30) days from the date of tax invoice. Samsung may invoice Fairchild for complete or partial lots (kits), and miscellaneous services may be invoiced separately.

          Section 6.3 Miscellaneous Charges and Taxes. Fairchild shall pay, in addition to the prices quoted or invoiced, the amount of any special handling charges if such charges were paid by the Business in Past Practices. Fairchild shall also pay all sales, use, VAT, excise or other similar tax applicable to the sale of goods or provision of services covered by this Agreement, or Fairchild shall supply Samsung with an appropriate tax exemption certificate.

          Section 6.4 Interest on Late Payments. If Fairchild fails to make any payment due hereunder by the date it is due, Fairchild shall pay to Samsung, in addition to the amount of such payment due, a late charge of one-twentieth of one percent (1/20%) of the outstanding amount per day from the due date of the payment until finally paid.


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          Section 6.5 Prorated Charges. Should Fairchild terminate any order prior to process completion, Fairchild shall be charged a prorated portion of the full price of such Device subject to a negotiated adjustment, based on the process termination point, including handling incurred by Samsung in processing the total quantity started in assembly.

          Section 6.6 Additional Services. For assembly and test services for Devices not reflected in Schedule 6.1, terms shall be on an individual purchase order basis at prices to be negotiated by the Parties; provided, however, that for assembly and test services not reflected in Schedule 6.1 but which were provided in Past Practices, the Parties shall negotiate in good faith to determine prices for such services using a methodology consistent with that used to determine the prices set forth in Schedule 6.1.

                                   ARTICLE VII
                                    DELIVERY

          Section 7.1 Delivery. Samsung shall deliver assembled and/or tested Devices on the delivery dates agreed to by the Parties. Delivery of 90% or more of the volume of each Device published in the order and made within -7/+2 days of the delivery date(s) agreed to by the Parties shall constitute timely delivery. Delivery will be on an EX WORKS Onyang, Korea Facilities basis, at which point delivery shall be deemed to be made and risk of loss and title shall pass to Fairchild. Deliveries will be subject to incoming inspection as set forth in Section 4.1.

          Section 7.2 Late Delivery. If Samsung fails to timely deliver a
Device in accordance with Section 7.1, Fairchild shall have the right in its sole discretion to cancel all or any part of the purchase order pertaining to such Device. Any obligation of Fairchild under any commitment to Samsung under this Agreement associated with such cancelled purchase order shall be discharged in full and Fairchild shall have no liability whatsoever to Samsung thereof.

          Section 7.3 Packing. All Devices delivered pursuant to the terms of this Agreement shall be suitable, packed for shipment in containers specified by Fairchild, marked for shipment to Fairchild's address set forth in the applicable purchase order and delivered to a carrier or forwarding agent chosen by Fairchild. Should Fairchild fail to designate a carrier, forwarding agent or type of conveyance, Samsung shall make such designation in conformance with its standard shipping practices. Delivery will be EX WORKS Onyang, Korea Facilities basis, at which time risk of loss and title shall pass to Fairchild. Shipments will be subject to incoming inspection as set forth in Section 4.1.

          Section 7.4 Lot Integrity. To facilitate the inspection of deliveries to Fairchild, lot integrity shall be maintained on all such deliveries, unless specifically waived by mutual agreement of the Parties.

         Section 7.5 Cancellation. Subject to the provisions of Section 5 and its other obligations hereunder, Fairchild may cancel any purchase order upon 30 days written notice



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prior to the commencement of manufacturing without charge, provided that
Fairchild reimburses Samsung for labor costs actually incurred by Samsung and the cost of any raw materials purchased for such order to the extent such raw materials are not used for any other products.

           Section 7.6 Production Stoppages. Fairchild may request that Samsung stop production of Devices in process for Fairchild's convenience, and Samsung shall consider stopping depending on the point of process. In such event, Fairchild shall pay for all Devices at the agreed price, subject to a negotiated adjustment based upon the degree of completion of the Devices and whether or not Samsung is able to use the unfilled capacity. Samsung shall, if reasonably practicable, restart production of stopped Devices within a reasonable time after receipt of a written request from Fairchild, subject to Fairchild's payment of any additional expenses incurred.

           Section 7.7 Partially Completed Inventory. In the event that Fairchild elects to maintain an inventory of partially finished Devices, ownership of the partially finished Devices shall pass to Fairchild when they reach the holding point defined by the relevant process flow. Samsung shall invoice Fairchild for such Devices, but they shall be stored under clean-room conditions and remain in Samsung's processing WIP management system. Samsung shall inform Fairchild of the number and types of these Devices remaining in inventory at the end of each month. Further, the electronic records and physical inventory shall be available for inspection by Fairchild at any time. Samsung shall credit Fairchild with the amount previously invoiced for any such Devices at such time as they are restarted in the process flow.

                                  ARTICLE VIII
                  QUALITY CONTROL; INSPECTION; AND RELIABILITY

           Section 8.1 Specifications. Samsung shall assemble and test Devices in accordance with the specifications for the applicable Device. Prior to shipment, Samsung shall perform the electrical parameter testing and other inspections specified to be performed by it in the applicable specifications on each Device lot manufactured. Samsung shall only ship those Device lots that successfully pass the applicable specifications. Samsung shall electronically provide Fairchild with the electrical test data specified in the applicable specifications.

           Section 8.2 Certification. Samsung warrants that it will maintain IS09002/IS014000 certification throughout the term of this Agreement. Samsung shall provide Fairchild notice of any audits and copies of any report or correspondence relating to such or similar certifications.

                                   ARTICLE IX
                       ON-SITE INSPECTION AND INFORMATION

           Section 9.1 Inspection and EVALUATION. Samsung shall allow Fairchild and/or Fairchild's customers to visit and evaluate the Facilities during normal business hours as part of established source inspection programs, it being understood and agreed between Fairchild and Samsung that Fairchild must obtain the concurrence of Samsung for the scheduling of all such



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 visits, which concurrence shall not be unreasonably withheld.

           Section 9.2 Information. Upon Fairchild's written request, Samsung will provide Fairchild with process control information, including but not limited to: process and electrical test yield results, current process specifications and conformance to specifications; calibration schedules and logs for equipment; environmental monitor information for air, gases and DI water; documentation of operator qualification and training; documentation of traceability through Samsung's operation; and Samsung verification information.

                                    ARTICLE X
                           PRODUCT ENGINEERING SUPPORT

           Section 10.1 Engineering Cooperation. The Parties will cooperate in allowing Fairchild employees to have reasonable access to the Facilities during the term of this Agreement (the "Fairchild Engineering Team"), in order to assist in Device developments and improvements. Samsung will provide reasonable office space to the Fairchild Engineering Team, if required on a temporary basis not to exceed thirty (30) days per occurrence, at no expense to Fairchild. Should the Fairchild Engineering Team require long-term, dedicated office space, Fairchild agrees to pay Samsung the overhead cost associated with such space. The Fairchild Engineering Team will comply with all applicable Samsung regulations in force at the Facilities and Fairchild hereby agrees to hold Samsung harmless for any damages or liability caused by any member of the Fairchild Engineering Team, which are attributable to (i) the negligence or willful malfeasance of such member and (ii) any failure by such member to comply with Samsung's regulations in force at the Facilities or with applicable law.

           Section 10.2 Assistance. Samsung shall assist the efforts of the Fairchild Engineering Team and provide Fairchild with reasonable and timely support. Samsung shall reasonably assist Fairchild in any efforts to identify any reliability problems that may arise in a Device. Fairchild shall correct Device related problems and Samsung shall correct all process related problems.

                                   ARTICLE XI
                              TERM AND TERMINATION

           Section 11.1 Term. The term of this Agreement shall be three years from the Effective Date. Fairchild shall have the right to renew the term for an additional three years upon written notice to Samsung at least six (6) months prior to the end of the initial term, provided, however, that upon renewal the terms of this Agreement shall be subject to renegotiation. If the Parties should fail to reach agreement on the renegotiated terms for the renewal period, then this Agreement shall terminate upon the expiration of the initial term.

           Section 11.2 Termination. This Agreement may be terminated (i) upon mutual agreement of the Parties; (ii) by Fairchild at any time after the two-year anniversary of the Effective Date upon ninety (90) days prior written notice to Samsung; or (iii) by one Party sending a written notice to the other Party of the termination of this Agreement, which notice specifies the reason for the termination, upon the happening of any one or more of the following


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 events:

                  (a) The other Party is the subject of a bankruptcy, corporate reorganization or composition petition filed in a court of competent jurisdiction, whether voluntary or involuntary, which petition in the event of an involuntary petition is not dismissed within thirty (30) days; if a receiver or trustee is appointed for all or a substantial portion of the assets of the other Party; or if the other Party makes an assignment for the benefit of its creditors; or

                  (b) The other Party fails to perform substantially any material covenant or obligation, or breaches any material representation or warranty provided for herein; provided, however, that no right of termination shall arise hereunder until thirty (30) days after receipt of written notice by the Party who has failed to perform from the other Party, specifying the failure of performance, and said failure having not been remedied or cured during said thirty (30) day period. For purposes of this section, material breach shall mean a breach that would reasonably be expected to result in a serious adverse effect on the non-breaching Party's business operations related to the Devices.

          Section 11.3 Effect of Termination. Upon termination of this Agreement, all rights granted hereunder shall immediately terminate and each Party shall return to the other Party any property belonging to the other Party which is in its possession. Fairchild's liability to Samsung for any costs or expenses, including but not limited to materials, inventory and work-in-progress, arising from any order placed by Fairchild with Samsung prior to termination shall not be affected by the termination of this Agreement. Nothing in this Article 11 is intended to relieve either Party of any liability for any payment or other obligation existing at the time of termination. The provisions of Sections 11.3, 12.1, 12.2, 14.1, 14.2, 14.3, 14.8, 14.10, 14.12,
14.17 and 14.18 shall survive the termination of this Agreement for any reason.

                                   ARTICLE XII
                                 CONFIDENTIALITY

          Section 12.1 Confidentiality. Samsung and Fairchild agree that any Confidential Information (as defined in the Confidentiality Agreement executed between Samsung Electronics Co., Ltd. and Fairchild Semiconductor Corporation on September 18, 1998) each Party discloses, generates or otherwise acquires under this Agreement, as the case may be, shall be treated in accordance with the terms and conditions of the Confidentiality Agreement. Samsung and Fairchild further agree that, in the event the Confidentiality Agreement expires prior to termination or expiration of this Agreement, the terms and conditions of the Confidentiality Agreement shall continue to apply with respect to any Confidential Information disclosed, generated or otherwise acquired under this Agreement.

          Section 12.2 Ownership and Maintenance of Data. All records, data files (and the data contained therein), input materials, reports and other materials provided to Samsung by Fairchild and derivative data computed or processed therefrom (collectively the "Data") pursuant to this Agreement after the Effective Date will be the exclusive property of Fairchild, and Samsung shall not possess any interest, title, lien or right in connection therewith.



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Samsung shall safeguard the Data to the same extent it protects its own similar materials, but in no case in an unreasonable manner. Data shall not be used by Samsung for any purpose other than in support of Samsung's obligations hereunder. Neither the Data nor any part thereof shall be disclosed, sold, assigned, leased or otherwise disposed of to third parties by Samsung or commercially exploited by or on behalf of Samsung, its employees or agents. If a Party determines that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process to disclose or provide information of the other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior to disclosing and providing such information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Party that receives such request may thereafter disclose or provide information to the extent required by such law or by lawful process. Upon termination of this Agreement, Samsung shall provide Fairchild reasonable access to retained Data for a period not to exceed three (3) months following said termination whereupon, upon Fairchild's request, such Data will be transferred to Fairchild at Fairchild's cost, except in the event of termination by Fairchild under Section 11.2(b) by reason of Samsung's material breach, in which case, such transfer will be made at Samsung's cost.

                                  ARTICLE XIII
                                  FORCE MAJEURE

         Section 13.1 Force Majeure.

                  (a) A Party is not liable for a failure to perform any of its obligations under this Agreement insofar as it proves that the failure was due to force majeure.

                  (b) Force majeure within paragraph (a) above may result from events including, but not limited to, (i) war, whether declared or not, riots, acts of sabotage, explosions, fires, destruction of equipment/machines, or inability to obtain raw materials, (ii) natural disasters, such as violent storms, earthquakes, floods and destruction by lightning, (iii) the intervention of any Governmental Authority, (iv) boycotts, strikes and lock-outs of all kinds and work-stoppages and (v) any other cause, whether similar or dissimilar to the foregoing, beyond the control of the Party claiming the benefit.

                  (c) A Party seeking relief hereunder shall as soon as practicable after the force majeure and its effects upon its ability to perform became known to it give notice to the other Party of such force majeure.

                                  ARTICLE XIV
                                  MISCELLANEOUS

          Section 14.1 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy or other electronic transmission



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service to the appropriate addresses or numbers as set forth below.

Notices to Samsung shall be addressed to:

Samsung Electronics Co., Ltd.
Samsung Main Building
250, 2-Ka, Taepyung-Ro, Chung-Ku
Seoul, Korea
Attention:     Director, Legal Department
               Telecopy No.: 822-727-7179
with a copy to:
Bae, Kim & Lee
Hankook Tire Bldg. 647-15
Yoksam-dong, Kangnam-gu
Seoul 135-723, Korea
Attention:     Kap-You Kim
Telecopy No.:  822-3404-0001

or at such other address and to the attention of such other Person as Samsung may designate by written notice to Fairchild.

Notices to Fairchild shall be addressed to:
Fairchild Korea Semiconductor Ltd.

82-3, Todang-Dong
Wonmi District
Puchon City, Kyonggi Province
Korea
Attention:     President
Telecopy No.:  (82 32) 683-1199
with copies to:



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Fairchild Semiconductor Corporation
333 Western Avenue, M.S. 01-00
South Portland, Maine 04106
Attention:      Daniel E. Boxer
Telecopy No.:   (01) (207) 761-6020

and to:

Kim & Chang
223 Naeja-Dong, Chongro-Ku
Seoul 110-053, Korea
Attention:      Y.J. Ro
Telecopy No.:   (82 2)-737-9091

Or at such other address and to the attention of such other Person as Fairchild may designate by written notice to Samsung.

         Section 14.2 Indemnification. (a) Each Party (the "Indemnifying Party"), at its own expense and cost, shall defend any suit, claim or legal proceeding against the other Party (the "Indemnified Party") for the infringement of patents or trademark, or claims based on allegations of copyright, trade secret or other proprietary right infringement, by the Indemnifying Party. The Indemnifying Party shall pay all damages and costs which may be awarded against the Indemnified Party because of such infringement by the Indemnifying Party.

                  (b) The Indemnifying Party's duties under the immediately preceding paragraph (a) are conditional upon the Indemnified Party furnishing to the Indemnifying Party prompt written notice of the commencement of any suit or proceeding or any claim of infringement and a copy of each written communication relating to the alleged infringement, and giving to the Indemnifying Party authority and reasonable assistance (at the Indemnifying Party's expense and cost) to defend or settle such law suit, proceeding or claim. The Indemnifying Party shall not be bound by any settlement made without its prior consent.

         Section 14.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea without reference to the choice of law principles thereof. Fairchild and Samsung consent to and hereby submit to the non-exclusive jurisdiction of the Seoul District Court located in the Republic of Korea in connection with any action, suit or proceeding arising out of or relating to this Agreement, and each of the Parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 14.4 Effectiveness. The Parties' obligations under this Agreement are conditioned upon the Closing, the occurrence of which is subject to various conditions set forth in the Business Transfer Agreement. This Agreement shall become operative if and when the Closing occurs and shall be null and void if the Closing does not occur for any reason.



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         Section 14.5 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

          Section 14.6 Amendment. This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the Party to be charged therewith.

          Section 14.7 Waiver; Effect of Waiver. No provision of this Agreement may be waived except by a written instrument signed by the Party waiving compliance. No waiver by any Party of any of the requirements hereof or of any of such Party's rights hereunder shall release the other Party from full performance of its remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any Party any right, power or privilege of such Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such Party.

          Section 14.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent or for any reason, such provision shall be severed from this Agreement and the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. A provision which is valid, legal and enforceable shall be substituted for the severed provision.

          Section 14.9 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer on any Person other than the Parties and their respective successors or assigns any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

           Section 14.10 Interpretation; Absence of Presumption.

                    (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days.

                    (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

          Section 14.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

          Section 14.12 Entire Agreement. This Agreement (including agreements incorporated herein), the Business Transfer Agreement, the Confidentiality Agreement and the Schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein.

         Section 14.13 Relationship of the Parties. Samsung shall perform all services hereunder as an independent contractor. This Agreement does not create a fiduciary or agency relationship between Samsung and Fairchild, each of which shall be and at all times remain independent companies for all purposes hereunder. Nothing in this Agreement is intended to make either Party a general or special agent, joint venturer, partner or employee of the other for any purpose.

         Section 14.14 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that no Party will assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party, except that (i) Fairchild may assign its rights hereunder as collateral security to any bona fide financial institution engaged in acquisition financing in the ordinary course providing financing to consummate the transactions contemplated hereby or any bona fide financial institution engaged in acquisition financing in the ordinary course through which such financing is refunded, replaced or refinanced and any of the foregoing financial institutions may assign such rights in connection with a sale of Fairchild in the form then being conducted by Fairchild substantially as an entirety and (ii) Samsung and Fairchild each may assign its rights and obligations under this Agreement to any Entity that succeeds to substantially all of its assets and liabilities. Notwithstanding anything to the contrary, any assignment of this Agreement by either party shall expressly provide that the rights of the other party hereunder shall survive such assignment.

          Section 14.15 Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

          Section 14.16 Publicity. Neither Party shall, without the approval of the other Party, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law or pursuant to a lawful request of a government agency.

          Section 14.17 Specific Performance. The Parties each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the Parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the Parties may be entitled at law or in equity.

          Section 14.18 No Consequential Damages. In no event shall either Party be liable for any indirect, special, incidental, or consequential damages resulting from the other Party's performance or failure to perform under this Agreement, or the furnishing, performance, or use of any goods or services sold pursuant hereto, whether due to breach of contract, breach of warranty, negligence or otherwise, regardless of whether the nonperforming Party was advised of the possibility of such damages or not.

          Section 14.19 Ownership Interest. Samsung shall promptly provide to Fairchild notice of its intention to sell the facilities and Fairchild shall be the preferred purchaser of the Facilities. After providing such notice, Samsung shall promptly provide to Fairchild all documents and other information reasonably requested by Fairchild to enable Fairchild to make an offer to purchase the Facilities. Fairchild shall have the right to make the first offer to purchase the Facilities and Fairchild and Samsung shall negotiate in good faith the terms and conditions included in any such offer. Notwithstanding the purchase price offered by Fairchild, if Fairchild purchases the Facilities, Fairchild shall be entitled to a credit against the purchase price in an amount equal to one-half of the net income before Income Taxes (as calculated in accordance with GAAP) generated by the Business from March 16, 1999 to the Closing Date. Samsung agrees that it will not sell the Facilities to any third party for a purchase price that is not equal to or higher than the purchase price offered by Fairchild (before application of the credit referred to in the immediately preceding sentence), unless Samsung determines in good faith, based on the terms of such third-party offer (other than the purchase price), that the offer by such third party is superior to the offer by Fairchild. Other than the limitations set forth in this paragraph, Samsung shall not be restricted in any way from selling or transferring the Facilities to a third party and, notwithstanding the foregoing, Samsung shall not be restricted in any way from discussing the sale or transfer of the Facilities to any third party.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

                                          SAMSUNG ELECTRONICS CO., LTD.

                                          By:       /s/ Kim Suk
                                                 -------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------

                                          FAIRCHILD KOREA SEMICONDUCTOR LTD.

                                          By:       /s/ Joseph R. Martin
                                                 -------------------------------
                                          Name:     Joseph R. Martin
                                                 -------------------------------
                                          Title:    Exec. V.P.
                                                 -------------------------------

                                  Schedule 5.4

           Capacity assigned exclusively for the use of the Devices

                                    unit: Kpcs/year
---------------------------------------------------
          Package               Annual capacity
---------------------------------------------------
     TO-220 F/P (4)                  60,000
---------------------------------------------------
        TO-3P (5)                    21,600
---------------------------------------------------
      TO-3P F/P (5)                  7,200
---------------------------------------------------

                                  Schedule 6.1

                                     Prices

                                                                                                    unit: US Cen
----------------------------------------------------------------------------------------------------------------
                                                                                        General &
  Device              Family                      Manufacturing cost        Interest  Administrative  Total cost
----------------------------------------------------------------------------------------------------------------
                                             Assembly  Final test   Sum
----------------------------------------------------------------------------------------------------------------
<Device for Assembly & Final test>
----------------------------------------------------------------------------------------------------------------
AA9258X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      5.57     16.55       1.99       1.79           20.32
----------------------------------------------------------------------------------------------------------------
AD8329A-AOG  L-IC INDUSTRI 032 SDIP H/S        18.19      8.80     26.99       3.24       2.91           33.14
----------------------------------------------------------------------------------------------------------------
AE2811B-ERG  L-IC INDUSTRI 048 QFP H/S         15.45     15.27     30.71       3.69       3.32           37.71
----------------------------------------------------------------------------------------------------------------
AE2822A-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      5.69     16.67       2.00       1.80           20.47
----------------------------------------------------------------------------------------------------------------
AE3014X-ERG  L-IC INDUSTRI 048 QFP H/S         15.45     11.66     27.10       3.25       2.93           33.28
----------------------------------------------------------------------------------------------------------------
AE3016X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      4.40     15.37       1.84       1.66           18.88
----------------------------------------------------------------------------------------------------------------
AE3017X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      9.51     20.49       2.46       2.21           25.16
----------------------------------------------------------------------------------------------------------------
AE3018X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      9.28     20.26       2.43       2.19           24.88
----------------------------------------------------------------------------------------------------------------
AE3019X-BNF                                     9.86      5.94     15.80       1.90       1.71           19.41
----------------------------------------------------------------------------------------------------------------
AE3020X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      2.26     13.23       1.59       1.43           16.25
----------------------------------------------------------------------------------------------------------------
AE3021P-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      6.09     17.06       2.05       1.84           20.95
----------------------------------------------------------------------------------------------------------------
AE3025X-EXF                                    16.94      1.73     18.68       2.24       2.02           22.93
----------------------------------------------------------------------------------------------------------------
AE3030X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98     12.69     23.66       2.84       2.56           29.06
----------------------------------------------------------------------------------------------------------------
AE3031X-ERG  L-IC INDUSTRI 048 QFP H/S         15.45     11.66     27.10       3.25       2.93           33.28
----------------------------------------------------------------------------------------------------------------
AE3032X-ERJ  L-IC INDUSTRI 048 QFP             12.40     11.51     23.92       2.87       2.58           29.37
----------------------------------------------------------------------------------------------------------------
AE3050X-AOG  L-IC INDUSTRI 032 SDIP H/S        18.19     18.40     36.58       4.39       3.95           44.92
----------------------------------------------------------------------------------------------------------------
AE3050X-ERJ                                    11.28     17.95     29.23       3.51       3.16           35.89
----------------------------------------------------------------------------------------------------------------
AE3080X-AOG  L-IC INDUSTRI 032 SDIP H/S        18.19      5.61     23.80       2.86       2.57           29.22
----------------------------------------------------------------------------------------------------------------
AE3080X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      3.81     14.78       1.77       1.60           18.15
----------------------------------------------------------------------------------------------------------------
AE3120X-ERG  L-IC INDUSTRI 048 QFP H/S         15.45     11.66     27.10       3.25       2.93           33.28
----------------------------------------------------------------------------------------------------------------
AE3121X-ERG                                    16.61      8.41     25.02       3.00       2.70           30.73
----------------------------------------------------------------------------------------------------------------
AE9259X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      8.59     19.57       2.35       2.11           24.03
----------------------------------------------------------------------------------------------------------------
AE9260X-BNF  L-IC INDUSTRI 028 SSOP H/S        10.98      5.60     16.58       1.99       1.79           20.36
----------------------------------------------------------------------------------------------------------------
HC3530C-TQD  L-IC SPS TO-220 F/P 4L             8.60      2.52     11.11       1.33       1.20           13.65
----------------------------------------------------------------------------------------------------------------
HC3531B-TQD  L-IC SPS TO-220 F/P 4L             8.60      2.64     11.23       1.35       1.21           13.79
----------------------------------------------------------------------------------------------------------------
HC3531C-TQD  L-IC SPS TO-220 F/P 4L             8.60      2.64     11.23       1.35       1.21           13.79
----------------------------------------------------------------------------------------------------------------
HC3532C-TMD  L-IC SPS TO-3P 5L                 17.41      3.47     20.89       2.51       2.26           25.65
----------------------------------------------------------------------------------------------------------------
HC3533C-TMD  L-IC SPS TO-3P 5L                 17.41      3.47     20.89       2.51       2.26           25.65
----------------------------------------------------------------------------------------------------------------
HC3534X-TKH  L-IC SPS TO-3P F/P 5L             21.29      3.63     24.92       2.99       2.69           30.60
----------------------------------------------------------------------------------------------------------------
HC3535B-TMD  L-IC SPS TO-3P 5L                 17.26      3.05     20.31       2.44       2.19           24.94
----------------------------------------------------------------------------------------------------------------
HC3536C-TKH  L-IC SPS TO-3P F/P 5L             21.28      6.66     27.95       3.35       3.02           34.32
----------------------------------------------------------------------------------------------------------------
HC3536C-TMD  L-IC SPS TO-3P 5L                 17.42      3.69     21.11       2.53       2.28           25.92
----------------------------------------------------------------------------------------------------------------
HC3550X-TQD  L-IC SPS TO-220 F/P 4L             8.60      2.50     11.10       1.33       1.20           13.62
----------------------------------------------------------------------------------------------------------------
HC3551X-TQD  L-IC SPS TO-220 F/P 4L             8.60      2.64     11.23       1.35       1.21           13.79
----------------------------------------------------------------------------------------------------------------
HC3552X-TQD                                     8.55      1.75     10.31       1.24       1.11           12.66
----------------------------------------------------------------------------------------------------------------
HC3553X-TQD  L-IC SPS TO-220 F/P 4L             8.60      2.52     11.11       1.33       1.20           13.65
----------------------------------------------------------------------------------------------------------------
HC3554X-TMD  L-IC SPS TO-3P 5L                 17.41      3.69     21.11       2.53       2.28           25.92
----------------------------------------------------------------------------------------------------------------
HC3555X-TKH  L-IC SPS TO-3P F/P 5L             21.46      3.90     25.36       3.04       2.74           31.15
----------------------------------------------------------------------------------------------------------------
HC3555X-TMD  L-IC SPS TO-3P 5L                 17.42      3.71     21.13       2.54       2.28           25.94
----------------------------------------------------------------------------------------------------------------
HC3556X-TKH  L-IC SPS TO-3P F/P 5L             21.31      3.38     24.69       2.96       2.67           30.32
----------------------------------------------------------------------------------------------------------------
HC3556X-TMD  L-IC SPS TO-3P 5L                 17.44      3.26     20.70       2.48       2.24           25.42
----------------------------------------------------------------------------------------------------------------
HE1600A-TQD  L-IC REGULATO TO-220 F/P 4L        8.60      1.83     10.42       1.25       1.13           12.80
----------------------------------------------------------------------------------------------------------------
HE2600A-TQD  L-IC REGULATO TO-220 F/P 4L        8.60      2.05     10.64       1.28       1.15           13.07
----------------------------------------------------------------------------------------------------------------
HE3600A-TQD  L-IC REGULATO TO-220 F/P 4L        8.60      2.05     10.64       1.28       1.15           13.07
----------------------------------------------------------------------------------------------------------------

<Device for inspection>
----------------------------------------------------------------------------------------------------------------
AE0319A-AGA  L-IC INDUSTRI 014 DIP                        1.95      1.95       0.23       0.21            2.39
----------------------------------------------------------------------------------------------------------------
AE0324B-AGA  L-IC INDUSTRI 014 DIP                        2.47      2.47       0.30       0.27            3.03
----------------------------------------------------------------------------------------------------------------
AE0324K-BGB  L-IC INDUSTRI 014 SOP                        2.35      2.35       0.28       0.25            2.88
----------------------------------------------------------------------------------------------------------------
AE0339B-AGA  L-IC INDUSTRI 014 DIP                        2.70      2.70       0.32       0.29            3.32
----------------------------------------------------------------------------------------------------------------
AE0339B-AGC                                               1.89      1.89       0.23       0.20            2.32
----------------------------------------------------------------------------------------------------------------
AE0347X-AGF  L-IC INDUSTRI 014 DIP                        2.32      2.32       0.28       0.25            2.84
----------------------------------------------------------------------------------------------------------------
AE0358A-ACA                                               1.48      1.48       0.18       0.16            1.82
----------------------------------------------------------------------------------------------------------------
AE0358A-BCC                                               1.67      1.67       0.20       0.18            2.05
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
AE0393A-ACA  L-IC INDUSTRI 008 DIP                        2.16      2.16       0.26       0.23           2.65
----------------------------------------------------------------------------------------------------------------
AE0556X-AGC  L-IC INDUSTRI 014 DIP                        1.79      1.79       0.22       0.19           2.20
----------------------------------------------------------------------------------------------------------------
AE0556X-BGB  L-IC INDUSTRI 014 SOP                        1.61      1.61       0.19       0.17           1.97
----------------------------------------------------------------------------------------------------------------
AE34038-AGC  L-IC INDUSTRI 014 DIP                        2.68      2.68       0.32       0.29           3.29
----------------------------------------------------------------------------------------------------------------
AR0042X-AHD                                               6.31      6.31       0.76       0.68           7.75
----------------------------------------------------------------------------------------------------------------
AR0723A-AGA  L-IC REGULATO 014 DIP                        2.11      2.11       0.25          0           2.59
----------------------------------------------------------------------------------------------------------------
AR3501X-AGA  L-IC REGULATO 014 DIP                        6.28      6.28       0.75       0.68           7.71
----------------------------------------------------------------------------------------------------------------
AR3502X-AKC  L-IC REGULATO 020 DIP                        6.56      6.56       0.79       0.71           8.05
----------------------------------------------------------------------------------------------------------------
AR3511X-ALC  L-IC REGULATO 022 DIP                        6.55      6.55       0.79       0.71           8.04
----------------------------------------------------------------------------------------------------------------
AR3524X-AHA  L-IC REGULATO 016 DIP                        3.30      3.30       0.40       0.36           4.05
----------------------------------------------------------------------------------------------------------------
AR3840C-ACC  L-IC REGULATO 008 DIP                        2.30      2.30       0.28       0.25           2.83
----------------------------------------------------------------------------------------------------------------
AR3840C-BCF  L-IC REGULATO 008 SOP                        2.33      2.33       0.28       0.25           2.86
----------------------------------------------------------------------------------------------------------------
AR7506A-AHC  L-IC REGULATO 016 DIP                        6.75      6.75       0.81       0.73           8.29
----------------------------------------------------------------------------------------------------------------
AR7508X-AHC  L-IC REGULATO 016 DIP                       10.17     10.17       1.22       1.10          12.49
----------------------------------------------------------------------------------------------------------------
AR9003X-AHD  L-IC REGULATO 016 DIP                        5.98      5.98       0.72       0.65           7.34
----------------------------------------------------------------------------------------------------------------
HC3550X-ACK  L-IC SPS 008 DIP                             2.68      2.68       0.32      0.291           3.30
----------------------------------------------------------------------------------------------------------------